Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-264142

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 14, 2022)

2,365,000 Shares of Class A Common Stock
Pre-Funded Warrants to Purchase up to 59,243 Shares of Class A Common Stock
(and the shares of Class A Common Stock underlying the Pre-Funded Warrants)

We are offering 2,365,000 shares of our Class A Common Stock, par value $0.001 per share (“Common Stock”), directly to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each share of Common Stock to the purchaser (the “purchaser”) identified in a securities purchase agreement dated October 11, 2023 by and between us and the purchaser (the “securities purchase agreement”) is $1.65 per share.

Because the purchaser’s purchase of shares of Common Stock in this offering could otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following consummation of this offering, we are offering to the purchaser pre-funded warrants to purchase up to 59,243 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock pursuant to this prospectus supplement and accompanying prospectus. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is $1.649, which is equal to the price per share at which the shares of Common Stock are being sold, minus $0.001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.001 per Pre-Funded Warrant Share (as defined herein) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the shares of Common Stock issuable upon the exercise of any Pre-Funded Warrants sold in this offering (the “Pre-Funded Warrant Shares”).

In a concurrent private placement to the same purchaser, we are also issuing unregistered long-term warrants to purchase up to 2,424,243 shares of Common Stock (the “Series A Warrants”) and unregistered short-term warrants to purchase up to 2,424,243 shares of Common Stock (the “Series B Warrants,” and together with the Series A Warrants, the “Common Warrants”). For each share of Common Stock issued in this offering, an accompanying Series A Warrant and Series B Warrant will be issued to the purchaser. Each Series A Warrant will be exercisable for one share of Common Stock at an exercise price of $1.65 per share, will be exercisable on the date upon which approval of our stockholders as may be required in accordance with the applicable rules and regulations of Nasdaq is received and deemed effective (the “Stockholder Approval Date”), and will expire five and one-half years from the date of issuance. Each Series B Warrant will be exercisable for one share of Common Stock at an exercise price of $1.65 per share, will be exercisable on the Stockholder Approval Date, and will expire eighteen months from the date of issuance.

The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants (the “Common Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Common Warrants and the Common Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The purchaser is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “LGVN.” The closing price of our Common Stock on October 10, 2023, as reported by Nasdaq, was $1.65 per share. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop in them. We do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other trading market. In addition, the Common Warrants are not and will not be listed on any national securities exchange or other trading market.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our Common Stock held by non-affiliates in any twelve (12)-calendar month period, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75,000,000. Calculated in accordance with General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding Common Stock held by non-affiliates, or our public float, was approximately $17,176,031 based upon 5,430,419 shares of our Common

Stock and 219,551 shares of our Class B Common Stock, par value $0.001 per share (“Class B Common Stock”) held by non-affiliates at the per-share price of $3.04 on August 14, 2023, which was the highest closing price within the last 60 days prior to the date of this offering. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of October 11, 2023, was approximately $5,725,344. During the twelve calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “placement agent”) in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, the placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent certain cash fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” for additional information with respect to the compensation we will pay the placement agent.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus, and in the other documents that are incorporated by reference and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering price	$1.650	$1.649	$3,999,941.71
Placement Agent Fees(1)	$0.1155	$0.1155	$280,000.07
Proceeds to us, before expenses(2)	$1.5345	$1.5335	$3,719,941.64

____________

(1)      Consists of a cash fee of 7.0% of the aggregate gross proceeds in this offering. In addition, we have agreed to pay a management fee of 1.0% of the aggregate gross proceeds raised in this offering, pay $75,000 for non-accountable expenses and $15,950 for clearing fees. We have also agreed to issue to the placement agent, or its designees, placement agent warrants to purchase up to 169,697 shares of Common Stock, which represents 7.0% of the aggregate number of shares and Pre-Funded Warrants sold in this offering. In addition, upon any exercise for cash of any Series B Warrants, we have agreed to pay the placement agent within five (5) business days of the receipt by us of the exercise price (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto. Furthermore, upon any exercise for cash of any Series B Warrants, we have agreed to issue to the placement agent, or its designees, within five (5) business days of our receipt of the exercise price, placement agent warrants to purchase that number of shares of the Company’s Common Stock equal to 7.0% of the aggregate number of such shares of Common Stock underlying such warrants that have been so exercised and such placement agent warrants shall be in the same form and terms as the placement agent warrants first described above. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)      The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of any of the Pre-Funded Warrants, the Common Warrants, or any of the placement agent warrants.

________________________

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and scaled disclosures for this prospectus and future filings. See “Prospectus Summary — Implication of Being an Emerging Growth Company and a Smaller Reporting Company.”

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about October 13, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 11, 2023

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act, using a “shelf” registration or continuous offering process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and may add, update or change information in the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, dated April 14, 2022, including the documents incorporated by reference therein, which provides you with general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with any other information and neither we nor the placement agent take any responsibility for any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects. We may authorize one or more “free writing prospectuses” (i.e. written communications concerning the offering that are not part of this prospectus supplement) that may contain certain material information relating to this offering.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. We are not, and the placement agent is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context otherwise requires, references in this prospectus to “Longeveron,” “the Company,” “we,” “us” and “our” refer to Longeveron Inc. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Industry and Market Data

This prospectus supplement includes industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our market position and market estimates are based on independent industry publications, government publications, third party forecasts, management’s estimates and assumptions about our markets and our internal research. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current expectations about our future results, performance, prospects and opportunities. Such forward-looking statements can involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

•        the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•        the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

•        the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•        the success of competing therapies that are or may become available;

•        the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•        our ability to obtain and maintain regulatory approval of our product candidates in the U.S., Japan and other jurisdictions;

•        our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue;

•        our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others;

•        the need to hire additional personnel and our ability to attract and retain such personnel;

•        our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•        our need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors;

•        our financial performance and ability to continue as a going concern;

•        the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•        the amount of proceeds we receive from the offering and how our management uses those proceeds; and

•        the impact of the offering on the trading price of our Common Stock.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus supplement or accompanying prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk Factors” section beginning on page S-10 of this prospectus supplement, and the financial statements and other information incorporated by reference into this prospectus supplement.

Business Overview

We are a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™, an allogeneic medicinal signaling cell (MSC) formulation sourced from bone marrow of young, healthy adult donors. Lomecel-B™ has multiple potential mechanisms of action that promote tissue repair and healing with broad potential applications across a spectrum of disease areas. The underlying mechanism(s) of action that lead to the tissue repair programs include the stimulation of new blood vessel formation, modulation of the immune system, reduction in tissue fibrosis, and the stimulation of endogenous cells to divide and increase the numbers of certain specialized cells in the body.

We are currently pursuing three pipeline indications: Hypoplastic Left Heart Syndrome (HLHS), Alzheimer’s disease (AD), and Aging-related Frailty. Our mission is to advance Lomecel-B™ and other cell-based product candidates into pivotal or Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization, and broad use by the healthcare community.

With respect to HLHS, the program is focused on the potential clinical benefits of Lomecel-B™ as an adjunct therapeutic to standard-of-care HLHS surgery. HLHS is a rare and devastating congenital heart defect in which the left ventricle is severely underdeveloped. As such, babies born with this condition die shortly after birth without undergoing a complex series of reconstructive heart surgeries. Despite the life-saving surgical interventions, clinical studies show that only 50 to 60 percent of affected individuals survive to adolescence. We have completed a Phase 1 open-label study (ELPIS)1 that supported the safety and tolerability of Lomecel-B™ for HLHS, when directly injected into the functional right ventricle during the second-stage standard-of-care surgery (adding minimal additional time to the surgical procedure). Preliminary data also suggested potential benefits on heart function. In addition, our early clinical stage data is favorable as compared to historical controls for survival and reduced need for heart transplants. Longeveron is currently conducting a controlled Phase 2b (ELPIS II) study which, if positive, could add to the clinical data suggesting the functional and clinical benefits of Lomecel-B™ in these patients.

As of October 2023, we have completed five U.S. clinical studies of Lomecel-B™: Phase 1 AD, Phase 1 HLHS, Phase 1/2 Aging-related frailty (“HERA Trial”), Phase 2a AD (“CLEAR MIND Trial”), and Phase 2b Aging-related Frailty. We currently have two clinical trials actively enrolling patients: Phase 2b HLHS (“ELPIS II” trial), and Japan Phase 2 study in Japanese patients with Aging-related frailty. Additionally, we sponsor a registry in The Bahamas under the approval and authority of the National Stem Cell Ethics Committee. The Bahamas Registry Trial administers Lomecel-B™ to eligible participants at two private clinics in Nassau for a variety of indications. While Lomecel-B™ is considered an investigational product in The Bahamas, under the approval terms from the Bahamian National Stem Cell Ethics Committee, we are permitted to charge a fee to participate in the Registry Trial.

Since our founding in 2014, we have focused the majority of our time and resources on the following: organizing and staffing our company, building, staffing and equipping a cGMP manufacturing facility with research and development labs, business planning, raising capital, establishing our intellectual property portfolio, generating clinical safety and efficacy data in our selected disease conditions and indications, and developing and expanding our manufacturing processes and capabilities.

We manufacture all of our own product candidates for clinical trials. In 2017, we opened a manufacturing facility comprised of eight clean rooms, two research and development laboratories, and warehouse and storage space. We have supply contracts with multiple third parties for fresh bone marrow, which we use to produce our product candidate for clinical testing and research and development. From time to time, we enter into contract development and manufacturing contracts or arrangements with third parties who seek to utilize our product development capabilities.

Since the time that we became a publicly traded company in February 2021, we have sold 4,187,725 shares of Common Stock through our IPO and a December 2021 private issuance of public equity (PIPE) offering, and a September 2023 rights offering, and warrants to purchase1,169,288 shares of Common Stock at an initial exercise price of $17.50 per share, for aggregate gross proceeds of $49.9 million prior to discounts, commissions and other offering expenses. The exercise price of the warrants from the December 2021 PIPE offering were re-set in accordance with their terms upon announcement and in connection with the consummation of the September 2023 rights offering to $5.25 per share.

When appropriate funding opportunities arise, we routinely apply for grant funding to support our ongoing research and since 2016 we have received approximately $16.0 million in grant awards ($11.9 million of which has been directly awarded to us and is recognized as revenue when the performance obligations are met) from the National Institute on Aging (NIA) of the National Institutes of Health (NIH), the National Heart Lung and Blood Institute (NHLBI) of the NIH, the Alzheimer’s Association, and the Maryland Stem Cell Research Fund (MSCRF) of the Maryland Technology Development Corporation, or TEDCO.

Implication of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, we may (i) reduce our executive compensation disclosure; (ii) present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and correspondingly reduced, Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; (iii) avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and (iv) not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this prospectus supplement and the accompanying prospectus of the reduced reporting requirements described above. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We are also currently a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our public float is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our public float is less than $700.0 million measured on the last business day of our second fiscal quarter. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Summary of Clinical Development Strategy

Our core mission is to become a world-leading regenerative medicine company through the development, approval and commercialization of novel cell therapy products for unmet medical needs, with a focus on HLHS. Key elements of our current business strategy include the following:

•        Execution of ELPIS II, a Phase 2b randomized, placebo-controlled trial, to measure the efficacy of Lomecel-B™ in HLHS. This trial is ongoing and is being conducted in collaboration with the NHLBI through grants from the NIH.

•        Continue to pursue the therapeutic potential of Lomecel-B™ in Alzheimer’s disease (AD). In September 2023, we completed the CLEAR MIND Phase 2a study, which was a randomized, placebo-controlled trial to evaluate safety and efficacy of Lomecel-BTM in patients with mild Alzheimer’s disease. The safety primary endpoint was met across all study groups and the trial demonstrated a statistical significance in the efficacy composite Alzheimer’s disease endpoint. Overall, Lomecel-BTM demonstrated slowing/prevention of Alzheimer’s disease worsening relative to placebo. These results were consistent with the previously completed Phase 1b study.

•        Continue developing our international programs. Japan is our first non-U.S. territory in which we are conducting a randomized, double-blinded, placebo-controlled clinical trial to evaluate Lomecel-B™ for Aging-related Frailty. With successful completion of this trial and demonstration of safety, we intend to seek marketing approval under the Act on the Safety of Regenerative Medicine (ASRM). We also intend to explore conditional or full approval in Japan of Lomecel-B™ under the Pharmaceuticals and Medical Devices (PMD) Act for the treatment of Aging-related Frailty in the future, which will be guided by results from this trial and potentially others in our Frailty program. We may also explore other indications in Japan, and potentially pursue Aging-related Frailty and other indications in additional international locations for further development and commercialization. We also continue to successfully enroll in our Frailty and Cognitive Impairment registry trials in The Bahamas, and presently intend to launch an Osteoarthritis registry trial in The Bahamas as well.

•        Expand our manufacturing capabilities to commercial-scale production.

•        Collaborative arrangements and out-licensing opportunities. We will be opportunistic and consider entering into co-development, out-licensing, or other collaboration agreements for the purpose of eventually commercializing Lomecel-B™ and other products domestically and internationally if appropriate approvals are obtained.

•        Product candidate development pipeline through internal research and development and in-licensing. Through our research and development program, and through strategic in-licensing agreements, or other business development arrangements, we intend to actively explore promising potential additions to our pipeline.

•        Continue to expand our intellectual property portfolio. Our intellectual property is vitally important to our business strategy, and we take significant steps to develop this property and protect its value. Results from our ongoing research and development efforts are intended to add to our existing intellectual property portfolio.

Risks of Investing

Investing in our securities involves substantial risks. Potential investors are urged to read and consider the risk factors relating to an investment in the offered securities set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as other information we include in this prospectus supplement and the accompanying prospectus.

Corporate Information

We were initially formed as a Delaware limited liability company in October 2014. As part of our initial public offering in February 2021, Longeveron LLC converted into a Delaware corporation pursuant to a statutory conversion, and changed its name to Longeveron Inc. Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”. Our principal executive offices are located at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136 and our telephone number is (305) 909-0840. Our website address is www.longeveron.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement nor the accompanying prospectus. We have included our website address in this prospectus supplement and the accompanying prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered:	2,365,000 shares of Common Stock.
Pre-Funded Warrants

We are offering Pre-Funded Warrants to purchase up to 59,243 shares of Common Stock to the purchaser because the purchaser’s purchase of shares of Common Stock in this offering could otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following consummation of this offering. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is $1.649, which is equal to the price per share at which the shares of Common Stock are being sold, minus $0.001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.001 per Pre-Funded Warrant Share (as defined herein) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited

Common Stock Offering price:	$1.65 per share of Common Stock
Concurrent private placement:

In a concurrent private placement, we are also issuing to the purchaser unregistered Series A Warrants to purchase up to 2,424,243 shares of Common Stock and unregistered Series B Warrants to purchase up to 2,424,243 shares of Common Stock. For each share of Common Stock issued in this offering, an accompanying Series A Warrant and Series B Warrant will be issued to the purchaser. Each Series A Warrant will be exercisable for one share of Common Stock at an exercise price of $1.65 per share, will be exercisable on the Stockholder Approval Date, and will expire five and one-half years from the date of issuance. Each Series B Warrant will be exercisable for one share of Common Stock at an exercise price of $1.65 per share, will be exercisable on the Stockholder Approval Date, and will expire eighteen months from the date of issuance. The Series A Warrants and Series B Warrants and the shares of Common Stock issuable upon the exercise of these warrants are not being registered under the Securities Act. The Series A Warrants and Series B Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder, and will not be listed for trading on any national securities exchange. The purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act. See “Concurrent Private Placement” on page S-21 of this prospectus supplement.

Common Stock outstanding after this offering(1):

8,836,331 shares of Common Stock and 14,855,539 shares of Class B Common Stock (assuming none of the Series A Warrants or Series B Warrants issued in the concurrent private placement, Pre-Funded Warrants, or placement agent warrants are exercised).

Use of proceeds:

We intend to use the proceeds from this offering to provide funding for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease, and the ongoing and prospective clinical studies of Lomecel-B™ with respect to Aging-related Frailty study being conducted in Japan, obtaining regulatory approvals; capital expenditures, working capital and other general corporate purposes. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk Factors:

You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

NASDAQ Capital Markets symbol:	“LGVN.”

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(1)      The number of shares of Common Stock to be outstanding after this offering is based on 6,471,331 shares of Common Stock and 14,855,539 shares of Class B Common Stock outstanding as of October 12, 2023, and excludes:

•        1,271,399 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price as of September 30, 2023 of $5.99 per share.

•        98,143 shares issuable upon the vesting of RSUs under the Company’s 2021 Incentive Award Plan.

•        125,000 shares issuable upon the vesting of Performance Share Units (PSUs) under the Company’s 2021 Incentive Award Plan.

•        380,968 stock options outstanding with an average exercise price as of September 30, 2023 of $6.04 issuable under the Company’s 2021 Incentive Award Plan.

•        Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of options issued under our stock incentive plans, (ii) no exercise of warrants, (iii) no exercise of the Common Warrants to be issued to the investors in the concurrent private placement and (iv) no exercise of the warrants to be issued as compensation to the placement agent (or its designees) in connection this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below and in the accompanying prospectus, as well as other information contained in this prospectus and which is incorporated by reference in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of our Common Stock or other securities could decline, and you may lose all or part of your investment. This prospectus supplement and accompanying prospectus also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

Risks Related to this Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We intend to use the net proceeds, if any, from this offering to provide funding for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease, and the ongoing and prospective clinical studies of Lomecel-B™ with respect to Aging-related Frailty study being conducted in Japan, obtaining regulatory approvals; capital expenditures, working capital and other general corporate purposes. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock or other securities.

You may experience further dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding warrants and equity awards may result in further dilution of your investment.

A substantial number of shares of our Common Stock may be sold in this offering and the concurrent private placement, which could cause the price of our Common Stock to decline.

In this offering we are selling 2,365,000 shares of Common Stock and Pre-Funded Warrants to purchase 59,243 shares of Common Stock. In addition, in the concurrent private placement, we are also selling Common Warrants to purchase up to 4,848,486 shares of Common Stock. In the aggregate, excluding the shares of Common Stock issuable pursuant to the Common Warrants, the shares issued in this offering represent approximately 27.65% of our outstanding Common Stock as of October 12, 2023 after giving effect to the sale of the shares of Common Stock and Pre-Funded Warrants in this offering. This sale and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock on the NASDAQ Capital Market. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

We do not currently intend to pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation of the value of our Common Stock.

We have never declared or paid any cash dividends on our equity securities. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to any appreciation in the value of our Common Stock, which is not certain.

Except as otherwise provided in the Pre-Funded Warrants, holders of Pre-Funded Warrants issued in this offering will have no rights as shareholders of our shares of Common Stock until such holders exercise their Pre-Funded Warrants.

The Pre-Funded Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire a Common Stock at a fixed price. Specifically, a holder of a Pre-Funded Warrant may exercise the right to acquire a Common Stock and pay a nominal exercise price of $0.001 at any time. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of shares of Common Stock only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering and we do not expect a market to develop for either. In addition, we do not intend to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Risks Related to Our Common Stock

The price of our stock has been, and may continue to be, volatile, which could result in substantial losses for investors.

The trading price of our Common Stock has been, and may continue to be, highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement and accompanying prospectus, these factors include:

•        the timing and results, or perception of the results, of preclinical studies and clinical trials of our product candidates or those of our competitors;

•        the success of competitive products or announcements by potential competitors of their product development efforts;

•        regulatory actions with respect to our or our competitors’ product candidates or approved products;

•        actual or anticipated changes in our growth rate relative to our competitors;

•        regulatory or legal developments in the U.S. and other countries;

•        developments or disputes concerning patent applications, issued patents or other proprietary rights;

•        the recruitment or departure of key personnel;

•        announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, or capital commitments;

•        actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•        fluctuations in the valuation of companies perceived by investors to be comparable to us;

•        market conditions in the pharmaceutical and biotechnology sector;

•        changes in the structure of healthcare payment systems;

•        share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•        announcement or expectation of additional financing efforts;

•        sales of our Common Stock by us, our insiders or our other stockholders;

•        expiration of market stand-off or lock-up agreements; and

•        general economic, industry and market conditions.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our Common Stock.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares.

We are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and even if we came to the attention of such persons, they tend to be risk-averse and may be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an effect on share price. It is possible that a broader or more active public trading market for our Common Stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance.

The dual class structure of our Common Stock may adversely affect the trading market for our Common Stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with dual class or multi-class share structures in certain of their indexes. Our dual class capital structure could make us ineligible for inclusion in certain indices and mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Furthermore, we cannot assure you that other stock indices will not take a similar approach to S&P, Dow Jones or FTSE Russell in the future. Exclusion from indices could make our Common Stock less attractive to investors and, as a result, the market price of our Common Stock could be adversely affected.

Holders of our Class B Common Stock control the direction of our business and their ownership of our Common Stock can prevent other stockholders from influencing significant decisions.

As of October 11, 2023, two holders of our Class B Common Stock, Joshua M. Hare, co-founder, Chief Science Officer and Chairman of the Board of Directors, and Donald M. Soffer, co-founder and former member of our Board of Directors, own approximately 88% of the combined voting power of our Common Stock and Class B Common Stock. For so long as holders of Class B Common Stock continue to hold their shares, they will be able to significantly influence or effectively control the composition of our Board of Directors and the approval of actions requiring stockholder approval through their voting power. Accordingly, for such period of time, these holders will have significant influence with respect to our management, business plans and policies. In particular, for so long as the Class B Common Stock remains outstanding, the holders may be able to cause or prevent a change of control of our Company or a change in the composition of our Board of Directors, and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for shares of Common Stock as part of a sale of our Company and ultimately might affect the market price of our Common Stock.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Provisions in our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our Common Stock.

Our certificate of incorporation and bylaws contain provisions that could depress the market price of our Common Stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

•        establish a classified board of directors so that not all members of our board are elected at one time;

•        permit only the board of directors to establish the number of directors and fill vacancies on the board;

•        provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

•        provide for a dual class common stock structure, which provides certain affiliates of ours, including our co-founder and members of our Board, individually or together, with the ability to significantly influence the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Common Stock and Class B Common Stock;

•        authorize the issuance of “blank check” preferred stock that our Board could use to implement a stockholder rights plan (also known as a “poison pill”);

•        eliminate the ability of our stockholders to call special meetings of stockholders;

•        prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•        prohibit cumulative voting;

•        authorize our Board to amend our bylaws;

•        establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings; and

•        require a super-majority vote of stockholders to amend some of the provisions described above.

In addition, Section 203 of the General Corporation Law of the State of Delaware prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our Common Stock.

If we engage in acquisitions, reorganizations or business combinations, we will incur a variety of risks that could adversely affect our business operations or our stockholders.

We may consider strategic alternatives, such as acquiring businesses, technologies or products or entering into a business combination with another company. If we do pursue such a strategy, we could, among other things:

•        issue equity securities that would dilute our current stockholders’ percentage ownership;

•        incur substantial debt that may place strains on our operations;

•        spend substantial operational, financial and management resources in integrating new businesses, personnel intellectual property, technologies and products;

•        assume substantial actual or contingent liabilities;

•        reprioritize our programs and even cease development and commercialization of Lomecel-B™;

•        suffer the loss of key personnel, or

•        merge with, or otherwise enter into a business combination with, another company in which our stockholders would receive cash or shares of the other company or a combination of both on terms that certain of our stockholders may not deem desirable.

Although we intend to evaluate and consider different strategic alternatives, we have no agreements or understandings with respect to any acquisition, reorganization or business combination at this time.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings.

We are not restricted from issuing additional shares of our Common Stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. As of October 12, 2023, we had an aggregate of 84,295,000 shares of Common Stock authorized and of that approximately 75,948,159 not issued, outstanding or reserved for issuance (for purposes of warrant exercise or under the Company’s current 2021 Equity Incentive Plan). We may issue all of these shares without any action or approval by our stockholders. We may expand our business through complementary or strategic business combinations or acquisitions of other companies and assets, and we may issue shares of Common Stock in connection with those transactions. The market price of our Common Stock could decline as a result of our issuance of a large number of shares of Common Stock, particularly if the per share consideration we receive for the stock we issue is less than the per share book value of our Common Stock or if we are not expected to be able to generate earnings with the proceeds of the issuance that are as great as the earnings per share we are generating before we issue the additional shares. In addition, any shares issued in connection with these activities, the exercise of warrants or stock options or otherwise would dilute the percentage ownership held by our investors. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our Common Stock.

Risks Related to our Business

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be amended from time to time, and in subsequent filings that are incorporated herein by reference. All these risk factors are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus, and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $3.5 million from this offering, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the Common Warrants being offered in the concurrent private placement and the exercise of the warrants to be issued as compensation to the placement agent for this offering.

We intend to use the net proceeds from this offering for our ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease, and the ongoing and prospective clinical studies of Lomecel-B™ for the treatment of Aging-related Frailty study being conducted in Japan; obtaining regulatory approvals; capital expenditures, working capital and other general corporate purposes. We are subject to substantial risks that could require us to obtain additional funding in order to achieve these objectives. See “Risk Factors.” We may need substantial additional capital in the future, which could cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights, and if additional capital is not available, we may have to delay, reduce or cease operations.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of clinical and regulatory development programs and the amount and timing of product revenue, if any. In addition, we might decide to postpone or not pursue certain activities if, among other factors, the net proceeds from this offering and our other sources of cash are less than expected. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds in interest-bearing investment-grade securities or deposits.

DIVIDEND POLICY

We have never declared nor paid any cash dividends, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

Common Stock

We are offering shares of Common Stock in this offering. We have two classes of authorized common stock, Common Stock and Class B Common Stock. The rights of the holders of Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. As of October 12, 2023, there were 6,471,331 shares of Common Stock issued and outstanding, held of record by approximately 15 stockholders and 14,855,539 shares of Class B Common Stock issued and outstanding, held of record by approximately 13 stockholders. See “Description of Capital Stock” in the accompanying prospectus for more information regarding our shares of Common Stock, Class B Common Stock, outstanding warrants and other terms of our securities. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $1.649 (equal to the purchase price per share of Common Stock, minus $0.001). Because the purchaser’s purchase of shares of Common Stock in this offering could otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock immediately following consummation of this offering, we are offering to the purchaser pre-funded warrants to purchase up to 59,243 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock pursuant to this prospectus supplement and accompanying prospectus. Each Pre-Funded Warrant will be exercisable for one share of our Common Stock

Exercise Price and Duration

The Pre-Funded Warrants will have an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise.

Cashless Exercise

The Pre-Funded Warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability

The Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Trading Market

There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions

If a Fundamental Transaction (as defined in the Pre-Funded Warrant) occurs, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each Pre-Funded Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitation), the number of shares of common stock of the successor or acquiring corporation or of our Company, if we are is the surviving corporation, and any additional consideration (“Alternative Consideration”) receivable as a result of such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such Fundamental Transaction.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Amendment and Waiver

The Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.

PLAN OF DISTRIBUTION

Placement Agent

Pursuant to an engagement letter agreement dated as of September 28, 2023, as amended on October 11, 2023, we have engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter agreement, Wainwright has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our securities pursuant to this prospectus supplement and the accompanying prospectus. Therefore, we may not sell the entire amount of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. The engagement letter agreement does not give rise to any commitment by Wainwright to purchase or sell any of our securities, and Wainwright will have no authority to bind us by virtue of the engagement letter agreement. Wainwright may retain other underwriters, brokers, dealers, or agents to assist with the offering.

Wainwright proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through a securities purchase agreement directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about October 13, 2023, subject to satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on the date of this prospectus supplement and expiring 60 days from the closing date of this offering. Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalent (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of this prospectus supplement and expiring one year from the closing date of this offering.

We have agreed to pay Wainwright a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay Wainwright in connection with this offering a management fee equal to 1.0% of the gross proceeds raised in the offering, $75,000 for non-accountable expenses and $15,950 for clearing fees. We estimate the total offering expenses of this offering that will be payable by us, including the cash fee equal to 7.0% of the gross proceeds of this offering payable to Wainwright, but excluding the other placement agent fees and expenses, will be approximately $420,590.08 In addition, we have agreed to issue to Wainwright, or its designees, placement agent warrants to purchase up to 169,697 shares of Common Stock, which represents 7.0% of the aggregate number of shares of Common Stock and Pre-Funded Warrants purchased in this offering. The placement agent warrants will have substantially the same terms as the Series A Warrants, except that the placement agent warrants will have an exercise price equal to $2.0625 per share, or 125% of the offering price per share, and will have a term of five years from the commencement of the sales pursuant to this offering.

In addition, upon any exercise for cash of any Series B Warrants, we have agreed to pay the placement agent within five (5) business days of the receipt by us of the exercise price (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto. Furthermore, upon any exercise for cash of any Series B Warrants, we have agreed to issue to the placement agent, or its designees, within five (5) business days of our receipt of the exercise price, additional placement agent warrants to purchase that number of shares of the Company’s Common Stock equal to 7.0% of the aggregate number of such shares of Common Stock underlying such warrants that have been so exercised and such placement agent warrants shall be in the same form and terms as the placement agent warrants first described above.

We have granted Wainwright a right of first refusal for a period of twelve-months following the closing of any offering undertaken by them during the term of their engagement to act as our sole book-runner, sole manager, sole underwriter, sole placement agent, or sole agent for any further capital raising transactions undertaken by us using a manager, placement agent, or underwriter.

We also have granted Wainwright a tail cash fee equal to 7% of the gross proceeds and warrants to purchase shares of Common Stock equal to 7% of the aggregate number of shares of Common Stock sold in any offering, within twelve months following the termination or expiration of the engagement letter agreement, to investors whom the placement agent contacted or introduced to us directly or indirectly in connection with this offering, subject to certain exceptions.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter agreement and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

The engagement letter with Wainwright may be terminated for cause by us in compliance with FINRA rules. Otherwise, the engagement letter will terminate upon expiration of its term. Except as disclosed in this prospectus, we have no present arrangements with Wainwright for any further services.

Regulation M Restrictions

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as our exclusive placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of securities by Wainwright acting as exclusive placement agent. Under these rules and regulations, Wainwright:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Company and/or Wainwright. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on the Company’s and/or Wainwright’s websites and any information contained in any other websites maintained by the Company and/or Wainwright is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us or Wainwright, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement letter agreement with Wainwright nor the securities purchase agreement. See “Where You Can Find More Information”.

Price Stabilization, Short Positions

No person has been authorized by the Company to engage in any form of price stabilization in connection with this offering.

Common Stock Listing

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “LGVN.”

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are selling Series A Warrants to purchase up to 2,424,243 shares of Common Stock and Series B Warrants to purchase up to 2,424,243 shares of Common Stock. For each share of Common Stock sold in this offering, an accompanying Series A Warrant and Series B Warrant will be issued to the purchaser, respectively. Each Series A Warrant will be exercisable for one share of Common Stock at an exercise price of $1.65 per share, will be exercisable upon the Stockholder Approval Date, and will expire five and one-half years from the date of issuance. Each Series B Warrant will be exercisable for one share of Common Stock at an exercise price of $1.65 per share, will be exercisable upon the Stockholder Approval Date, and will expire eighteen months from the date of issuance.

The Common Warrants and the Common Warrant Shares issuable upon the exercise of the Common Warrants are not being registered under the Securities Act, nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The Common Warrants and Common Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Accordingly, the investors in the concurrent private placement may exercise the Common Warrants and sell the Common Warrant Shares issuable upon the exercise of such security only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act or, if and only if there is no effective registration statement registering the resale of the Common Warrant Shares, or no current prospectus available for such shares, the investors may exercise the Common Warrants by means of a “cashless exercise.”

If a Fundamental Transaction (as defined in the Common Warrants) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the Common Warrant itself. If holders of shares of our Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Common Warrants following such a Fundamental Transaction. Additionally, as more fully described in the Common Warrants, in the event of certain Fundamental Transactions, the holders of Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such Fundamental Transaction.

A holder of Common Warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants, as applicable.

The Common Warrants are not and will not be listed for trading on any national securities exchange.

As part of the concurrent private placement, we have agreed to register for resale the Common Warrant Shares issuable upon exercise of the Common Warrants sold in the concurrent private placement.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania. Certain attorneys affiliated with Buchanan Ingersoll & Rooney PC own approximately 20,000 shares of Common Stock.

EXPERTS

The financial statements of Longeveron Inc. (i) as of December 31, 2022 and for the year then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”), have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report; and (ii) as of December 31, 2021 and for the year then ended, incorporated in this prospectus supplement by reference from the 2022 10-K, have been audited by MSL, P.A., an independent registered public accounting firm, as stated in their report, which reports are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We make periodic and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is http://longeveron.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

We have filed a registration statement on Form S-3, of which this prospectus supplement and accompanying prospectus are a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement and accompanying prospectus do not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement and accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may inspect a copy of the registration statement, the included exhibits, financial statements and schedules through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 14, 2023;

•        our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

•        our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 11, 2023;

•        our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023; and

•        our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 28, 2023, April 10, 2023, June 5, 2023, June 12, 2023, July 5, 2023, July 20, 2023, August 14, 2023, August 16, 2023, August 18, 2023, September 25, 2023, and October 5, 2023.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus supplement. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Longeveron Inc.
1951 NW 7th Avenue, Suite 520
Miami, FL 33136
(305) 909-0840

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or any accompanying prospectus.

PROSPECTUS

$50,000,000

Class A Common Stock

Preferred Stock

Warrants

Purchase Contracts

Units

________________________

We may offer and sell, from time to time in one or more offerings, any combination of the securities identified above in one or more offerings, having a maximum aggregate offering price of $50,000,000. This prospectus provides you with a general description of the securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.

We are an emerging growth company and a smaller reporting company as defined under Federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Our common stock is traded on NASDAQ Capital Market under the symbol “LGVN.” Each prospectus supplement will contain information, where applicable, as to our listing on NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement. On April 1, 2022, the last reported sale price of our common stock on the NASDAQ Capital Market was $15.61. As of April 4, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $72.5 million, which we calculated based on 5,326,512 shares of outstanding common stock as of March 31, 2022, of which 4,642,545 shares were held by non-affiliates, and a price per share of $15.61 as of April 1, 2022, which is a date within 60 days prior to the filing date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors” and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus. You should review that section of the related prospectus supplement and those filings for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 14, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of the securities described in this prospectus having a maximum aggregate offering price of $50,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a prospectus supplement or a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement (or any free writing prospectus), as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and “Longeveron” refer to Longeveron Inc. Longeveron has no subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

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PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any supplements or amendments carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which we filed with the SEC on March 11, 2022, and any of our other subsequently filed periodic reports on Form 10-Q. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Longeveron Inc., 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136, Attention: Legal Department.

THE SECURITIES THAT MAY BE OFFERED

We may offer or sell common stock, preferred stock, warrants, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $50,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

OUR COMPANY

We are a clinical stage biotechnology company developing cellular therapies for specific aging-related and life-threatening conditions. Our lead investigational product is the LOMECEL-B™ cell-based therapy product (“Lomecel-B”), which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young healthy adult donors. We believe that by using the same cells that promote tissue repair, organ maintenance, and immune system function, we can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other conditions.

We are currently sponsoring or have sponsored Phase 1 and 2 clinical trials in the following indications: Aging Frailty, Alzheimer’s disease (AD), the Metabolic Syndrome, Acute Respiratory Distress Syndrome (ARDS), and hypoplastic left heart syndrome (HLHS). Our mission is to advance Lomecel-B and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization and broad use by the healthcare community.

Our philosophy is that healthy aging can be improved through regenerative medicine approaches. Life expectancy has substantially increased over the past century as a result of medical and public health advancements. However, this increase in longevity has not been paralleled by the number of years a person is expected to live in relatively good health, with limited chronic disease and disabilities of aging — a period known as healthspan. As we age, we experience: a decline in our own stem cells; a decrease in immune system function, known as immunosenescence; diminished blood vessel functioning; chronic inflammation, known as “inflammaging”; and other aging-related declines. Our preliminary clinical data suggest that Lomecel-B can potentially address these problems through multiple mechanisms of action, or MOAs, that simultaneously target key aging-related processes.

Improving healthspan is an imperative for governmental health agencies. The National Institute on Aging (NIA), an institute of the National Institutes of Health (NIH), has promoted the concept of geroscience — the idea that aging itself is the biggest risk factor for aging-related human diseases and that aging can be approached as a treatable disease to improve healthspan. The geroscience hypothesis provides a strong rationale for the approach of treating underlying biological processes contributing to aging as a way to reduce disease burden and advance global human health. Our investments into developing and testing product candidates are aimed at reducing aging-related disease burden and improving healthspan.

Our core business strategy is to become a world leading regenerative medicine company through the development and commercialization of novel cell therapy products for unmet medical needs, with emphasis on aging-related indications. Key elements of our business strategy are as follows.

•        Advance Lomecel-B and other regenerative medicine products to market.    We are advancing Lomecel-B into later stage clinical trials for the purpose of achieving commercialization in one or more indications. Our studies throughout the clinical development process are intended to generate safety and efficacy data needed to advance these programs, and establish foundations for subsequent development and expansion into new areas. We will continue to leverage our technical and clinical expertise, and relationships with clinical investigators, treatment centers, and other key stakeholders, to explore new opportunities.

•        Expand our manufacturing capabilities to commercial-scale production.    We operate a good manufacturing practice (GMP) — compliant manufacturing facility and produce our own product candidates for testing. We continue to improve and expand our capabilities with the goal of achieving cost-effective large-scale manufacturing to meet future commercial demand.

•        Non-dilutive funding.    Our clinical programs have received over $16.0 million in competitive extramural grant awards ($11.9 million which has been directly awarded to us and which are recognized as revenue when the performance obligations are met) from the NIH, Alzheimer’s Association, and Maryland Stem Cell Research Fund (MSCRF). These prestigious funding awards are non-dilutive and allow us to collaborate with state and federal partners in pursuing safe and effective therapeutics for disorders that have few, if any, available approved treatments.

•        Continue to develop our existing international programs.    We have selected Japan as our first non-U.S. territory for a randomized, double-blinded, placebo-controlled clinical trial to evaluate Lomecel-B for Aging Frailty. We intend to explore other indications and other international locations for further development and commercialization.

•        Collaboration arrangements and out-licensing opportunities.    We will be opportunistic and consider entering into co-development, out-licensing, commercialization or other collaboration agreements for the purpose of commercializing Lomecel-B and other products domestically and internationally.

•        Product candidate development pipeline through internal research and development, and in-licensing.    Through our research and development program, and through strategic in-licensing agreements, or other business development arrangements, we continue to actively explore promising potential additions to our pipeline of product candidates.

•        Continue to expand our intellectual property portfolio.    Our intellectual property is vitally important to our business strategy, and we take significant steps to develop this property and protect its value. Results from our ongoing research and development efforts are intended to add to our existing intellectual property portfolio.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) December 31, 2026, (2) the last day of the fiscal year in which we have total annual gross revenues of at least $1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company we may (i) reduce our executive compensation disclosure; (ii) present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this Prospectus; (iii) avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and (iv) not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We have availed ourselves in this prospectus of the reduced reporting requirements described above. As a result, the information that we provide stockholders may be less comprehensive than what you might receive from other public companies. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We have elected to avail ourselves of the exemption that allows emerging growth companies to extend the transition period for complying with new or revised financial accounting standards. This election is irrevocable.

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Corporate Information

We were initially formed as a Delaware limited liability company in October 2014, and as part of our initial public offering in February 2021, converted into a Delaware corporation pursuant to a statutory conversion, and changed our name to Longeveron Inc. Our principal executive offices are located at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136 and our telephone number is (305) 909-0840. Our website address is www.longeveron.com and we make our filings with the Securities and Exchange Commission (SEC) available on the Investor Relations page of our website. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. Our Class A Common Stock is traded on the NASDAQ under the symbol “LGVN.”

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures, clinical trials, third party collaborations and partnerships and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to such offering.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•        the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•        the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

•        the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•        the success of competing therapies that are or may become available;

•        the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•        our ability to obtain and maintain regulatory approval of our product candidates;

•        our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue;

•        existing regulations and regulatory developments in the United States, Japan and other jurisdictions;

•        our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available, and our ability to avoid infringing the intellectual property rights of others;

•        the need to hire additional personnel and our ability to attract and retain such personnel;

•        our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•        our need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors;

•        our financial performance; and

•        the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement or applicable free writing prospectus relating to a particular offering the specific terms of the securities offered by that prospectus supplement (or free writing prospectus). We will indicate in the applicable prospectus supplement (or free writing prospectus) if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement (or free writing prospectus) information, where applicable, about material United States federal income tax considerations relating to the securities.

We may issue from time to time, in one or more offerings, the following securities:

•        shares of Class A Common Stock, par value $0.001 per share, of the Company;

•        shares of preferred stock, par value $0.001 per share, of the Company;

•        warrants;

•        purchase contracts; and

•        units representing two or more of the foregoing securities.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of any warrants, purchase contracts or units issued by us that may be offered or sold pursuant to this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our Class A Common Stock, together with the additional information we include in any applicable prospectus supplements (or free writing prospectus), summarizes the material terms and provisions of the Class A Common Stock that we may offer under this prospectus. For the complete terms of our Class A Common Stock, please refer to our certificate of incorporation and bylaws which are incorporated by reference into the registration statement which includes this prospectus. The terms of our Class A Common Stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 84,295,000 shares of Class A Common Stock, par value $0.001 per share, 15,705,000 shares of Class B Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board of directors.

As of March 31, 2022 there were 5,326,512 shares of our Class A Common Stock outstanding, held by approximately 13 stockholders of record, 15,585,062 shares of our Class B Common Stock outstanding, held by approximately three stockholders of record, and no shares of our preferred stock outstanding.

Common Stock

We have two classes of authorized common stock, Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion.

Voting.    Holders of our Class A Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B Common Stock are entitled to five (5) votes for each share of Class B Common Stock held on all matters submitted to a vote of stockholders. The holders of our outstanding Class B Common Stock hold 93.6% of the voting power of our outstanding capital stock. Holders of shares of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require either holders of our Class A Common Stock or Class B Common Stock to vote separately as a single class in the following circumstances:

(1)    if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

(2)    if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of the voting power of our outstanding capital stock can elect all of the directors then standing for election. Our certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation.

Dividends.    Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation.    In the event of our liquidation or dissolution, the holders of our Class A Common Stock and Class B Common Stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Change of Control Transactions.    In the case of any distribution or payment in respect of the shares of our Class A Common Stock or Class B Common Stock upon a merger or consolidation with or into any other entity, or other substantially similar transaction, the holders of our Class A Common Stock and Class B Common Stock will be treated equally and identically with respect to shares of Class A Common Stock or Class B Common Stock owned by them; provided, however, shares of each class may receive, or have the right to elect to receive, different or disproportionate consideration if the only difference in the per share consideration is that the shares to be distributed to a holder of a share Class B Common Stock have five (5) times the voting power of any securities distributed to a holder of a share of Class A Common Stock.

Subdivisions and Combinations.    If we subdivide or combine in any manner outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting as a separate class.

Conversion.    Each outstanding share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain permitted transfers described in our certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, distributions or transfers of shares out to owners of a stockholder, or to partnerships, corporations, and other entities exclusively owned by the stockholder or their family members, as well as affiliates, subject to certain exceptions. Once converted or transferred and converted into Class A Common Stock, the Class B Common Stock may not be reissued.

Rights and Preferences.    Holders of our common stock have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable.    All of our outstanding shares of Class A Common Stock and Class B Common Stock are, and any shares of Class A Common Stock offered hereby will, when issued be, fully paid and nonassessable.

Listing.

Our Class A Common Stock is listed on the NASDAQ Capital Market under the symbol “LGVN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Colonial Stock Transfer Company, Inc.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. We have no present plan to issue any shares of preferred stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•        the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•        the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•        whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•        whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•        whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•        whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•        whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•        the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•        any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Provisions

Some provisions of Delaware law and our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Dual Class Stock.    As described above our certificate of incorporation provides for a dual class common stock structure, which provides holders of our Class B Common Stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

Stockholder Meetings.    Our bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Elimination of Stockholder Action by Written Consent.    Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken by written consent.

Staggered Board.    Our board of directors is divided into three classes. The directors in each class serve a three-year term, with one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors.    Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting.    Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose. Further, as discussed above, holders of our Class B Common Stock will be entitled to five (5) votes for each share of Class B Common Stock held by them, including with respect to election of directors.

Choice of Forum.    Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (5) any action asserting a claim governed by the internal affairs doctrine. Under our certificate of incorporation, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder.

Our certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our certificate of incorporation also provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise.

Amendment of Charter Provisions.    The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

The provisions of Delaware law, and our certificate of incorporation and bylaws, could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Section 203 of the Delaware General Corporation Law.    We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Limitations on Liability and Indemnification Matters.    Our certificate of incorporation limits our directors’ liability to the fullest extent permitted under Delaware law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•        any breach of the director’s duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•        any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law and that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

We have also entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our certificate of incorporation and bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The above description of the limitation of liability and indemnification provisions of our certificate of incorporation, our bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which have been filed as exhibits with the SEC.

DESCRIPTION OF WARRANTS

As of April 1, 2022, we have issued and outstanding warrants to purchase up to 1,271,399 shares of our Class A Common Stock, in the aggregate. Our outstanding warrants are currently exercisable at a weighted average exercise price of $17.26 per share.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of Class A Common Stock, and/or preferred stock in one or more series. We may issue warrants independently or together with Class A Common Stock, and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•        the offering price and aggregate number of warrants offered;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•        in the case of warrants to purchase Class A Common Stock or preferred stock, the number or amount of shares of Class A Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•        the manner of exercise of the warrants, including any cashless exercise rights;

•        the warrant agreement under which the warrants will be issued;

•        the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•        anti-dilution provisions of the warrants, if any;

•        the terms of any rights to redeem or call the warrants;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•        the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•        the manner in which the warrant agreement and warrants may be modified;

•        the identities of the warrant agent and any calculation or other agent for the warrants;

•        if applicable, a discussion of any material United States federal income tax consequences of holding or exercising the warrants;

•        the terms of the securities issuable upon exercise of the warrants;

•        any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•        any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act.    No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law.    Each warrant agreement and any warrants issued under the warrant agreements will be governed by Delaware law.

Calculation Agent.    Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part, from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•        the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•        whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•        any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•        any provisions relating to any security provided for the purchase contracts;

•        whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•        whether the purchase contracts are to be prepaid or not;

•        whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•        any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•        a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•        whether the purchase contracts will be issued in fully registered or global form; and

•        any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•        the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•        any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•        whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•        the name or names of any underwriters, and if required, any dealers or agents;

•        the purchase price of the securities and the proceeds we will receive from the sale;

•        any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more public or private transactions at:

•        a fixed price or prices, which may be changed;

•        market prices prevailing at the time of sale;

•        prices related to such prevailing market prices;

•        negotiated prices; or

•        through any other method permitted by applicable law and described in the applicable prospectus supplement.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by such prospectus supplement. If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities. If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than have been sold to them by us in exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any Common Stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the offered securities will be passed upon for us by Buchanan Ingersoll & Rooney PC.

EXPERTS

The financial statements of Longeveron Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021, incorporated by reference in this prospectus and registration statement have been audited by MSL, P.A., an independent registered public accounting firm, as set forth in their report thereon, appearing in the Longeveron Inc. Annual Report on Form 10-K for the year ended December 31, 2021, and are included in this prospectus and the registration statement of which this prospectus is a part in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.longeveron.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Longeveron Inc., 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136. Our telephone number is (305) 909-0840.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 11, 2022; and

•        Our Current Report on Form 8-K filed with the SEC on March 25, 2022 and April 5, 2022 (in each case, except for information contained therein which is furnished rather than filed); and

•        The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 11, 2021, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 11, 2022, and including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

2,365,000 Shares of Class A Common Stock
Pre-Funded Warrants to Purchase up to 59,243 Shares of Class A Common Stock
(and the shares of Class A Common Stock underlying the Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

October 11, 2023